SECOND AMENDMENT TO FIRST AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is executed as of June 30, 2014 (the “Execution Date”) by JPMORGAN CHASE BANK, N.A, as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender, ESCALADE, INCORPORATED, as the Borrower, and the other Loan Parties party hereto.

Recitals

A. This Amendment is executed in respect of the First Amended and Restated Credit Agreement, dated as of August 27, 2013 (as amended by the First Amendment to First Amended and Restated Credit Agreement, dated as of November 13, 2013, the “Credit Agreement”), executed by and among Escalade, Incorporated, an Indiana corporation, as the Borrower, the other Loan Parties party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender (“Chase”).

B. The Borrower is requesting that Chase, which as of the Execution Date is the sole Lender, the Swingline Lender, the Issuing Bank and the Administrative Agent, agree to amendments to the Credit Agreement, as provided in and subject to the terms of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Borrower, the other Loan Parties party hereto and Chase, as Lender, Swingline Lender, the Issuing Bank and the Administrative Agent, agree as follows:

1. Definitions. All terms used in this Amendment, including its Recitals, that are defined in the Credit Agreement and not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement. Effective as of the Execution Date, the Credit Agreement is amended as follows:

(a) New Defined Term. Section 1.01 of the Credit Agreement is amended to add the following new defined term in the appropriate alphabetical position:

“Martin Yale Disposition” means the sale to Martin Yale Buyer of certain assets of Martin Yale Seller, specifically excluding the real property located at 251 Wedcor Avenue, Wabash, Indiana 46992, any securities reflecting an equity ownership interest in any Person or Affiliate of Martin Yale Seller, including without limitation, in Neoteric Industries, Inc., a Taiwanese corporation, cash, bank accounts, cash equivalents and other similar types of investments held or owned by Martin Yale Seller, or the equipment listed on Exhibit B to the Transition Services Agreement dated as of June 30, 2014 made by and between intimus International GmbH, a German corporation, and Martin Yale Buyer, among other Excluded Assets (as defined in the Asset Purchase Agreement dated as of June 30, 2014 by and among Martin Yale Seller and Martin Yale Buyer and joined in by the Borrower, as the Shareholder (as defined therein)).

“Martin Yale Seller” means Martin Yale Industries, Inc., an Indiana corporation.

“Martin Yale Buyer” means Martin Yale Industries, LLC, a Michigan limited liability company.

(b) Amendment to Section 6.04. Section 6.04 of the Credit Agreement is amended as follows:

(i) Subsection 6.04(c)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

“(i) intimus International GmbH and its direct and indirect subsidiaries (together with outstanding intercompany loans permitted under Section 6.04(d)(i) and outstanding Guarantees permitted under the proviso to Section 6.04(e)(i)) shall not exceed $13,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), and”

(ii) Subsection 6.04(d)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

“(i) intimus International GmbH and its direct and indirect subsidiaries (together with outstanding investments permitted under Section 6.04(c)(i) and outstanding Guarantees permitted under the proviso to Section 6.04(e)(i)) shall not exceed $13,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), and”

(iii) Subsection 6.04(e)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

“(i) intimus International GmbH and its direct and indirect subsidiaries (together with outstanding investments permitted under Section 6.04(c)(i) and outstanding intercompany loans permitted under Section 6.04(d)(i)) shall not exceed $13,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), and”

(c) Amendment to Section 6.05. Section 6.05 of the Credit Agreement is amended as follows:

(i) By deleting the “and” following the semicolon in subsection (g);

(ii) By inserting “and” following the semicolon in subsection (h);

(iii) By inserting a new subsection (i), which shall read in its entirety “the Martin Yale Disposition; provided that the Martin Yale Disposition shall not be considered a Prepayment Event and any Net Proceeds of the Martin Yale Disposition shall not be required to be applied to the Obligations as provided in Section 2.11(c) of this Agreement;”; and

(iv) By deleting the parenthetical in the final proviso of Section 6.05 of the Credit Agreement and replacing it with the following: “(other than those permitted by paragraphs (b), (f), (h) and (i) above)”.

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3. Representations and Warranties of the Borrower. Each Loan Party represents and warrants to Chase, as the Lender, Swingline Lender, Issuing Bank and the Administrative Agent as follows:

(a) (i) The execution, delivery and performance of this Amendment and all agreements, instruments and documents delivered pursuant hereto by each Loan Party have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction or writ presently in effect applying to any Loan Party, or the articles of incorporation of any Loan Party, or result in a breach of or constitute a default under any material agreement, lease or instrument to which any Loan Party is a party or by which any Loan Party or any of their respective properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by any Loan Party of this Amendment and all agreements, instruments and documents delivered pursuant hereto; and (iii) this Amendment is the legal, valid and binding obligation of each Loan Party and is enforceable against each Loan Party in accordance with its terms.

(b) The representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the Execution Date with the same force and effect as if made on and as of the Execution Date.

(c) No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Execution Date.

(d) The Borrower’s constituent documents (articles of incorporation and by-laws) have not been amended or otherwise changed since August 27, 2013. No Guarantor’s constituent documents (articles of incorporation and by-laws) have been amended or otherwise changed since August 27, 2013.

(e) Since August 27, 2013, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

(f) As of the date hereof, the entity name of Martin Yale Industries, Inc., an Indiana corporation (“Martin Yale”), will be changed to Wedcor Holdings, Inc. (the “Entity Name Change”). In addition, Martin Yale will adopt the assumed business name of intimus North America.

4. Consent to Lease. Effective as of the Execution Date, subject to Section 5 hereof, Lender hereby consents, for purposes of each of Section 6.05 of the Credit Agreement and Section 7 of that certain Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents executed as of April 30, 2009 by Martin Yale in favor of Lender, to the entry by Wedcor Holdings, Inc., an Indiana corporation (f/k/a Martin Yale Industries, Inc.), as lessor, into that certain Lease, dated as of June 30, 2014 with Martin Yale Industries, LLC, a Michigan limited liability company, as lessee.

5. Acknowledgment of Name Change. Effective as of the Execution Date, subject to Section 5 hereof, Lender hereby acknowledges, for purposes of each of Section 6.03(d) of the Credit Agreement and Section 4.15 of that certain Pledge and Security Agreement, dated as of April 30, 2009, executed by Martin Yale in favor of Lender, that it received at least thirty days advance written notice of the Entity Name Change and all actions of Lender requested in connection therewith have been completed or taken.

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6. Conditions. The obligation of Chase, as Lender, Swingline Lender, Issuing Bank and the Administrative Agent, to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Execution Date:

(a) This Amendment shall have been executed by the Borrower and each Loan Party, and delivered to Chase, and executed by Chase, as Lender, Swingline Lender, Issuing Bank and Administrative Agent;

(b) The Second Amendment to Pledge and Security Agreement, dated as of the date hereof, executed by the Borrower in favor of Chase, shall have been executed by the Borrower delivered to Chase;

(c) The First Amendment to Pledge and Security Agreement, dated as of the date hereof, executed by Martin Yale in favor of Chase, shall have been executed by Martin Yale and delivered to Chase;

(d) The First Amendment to Pledge and Security Agreement, dated as of the date hereof, executed by SOP Services, Inc. in favor of Chase, shall have been executed by SOP Services, Inc. and delivered to Chase;

(e) The Trademark Security Agreement, dated as of the date hereof, executed by Martin Yale in favor of Chase, shall have been executed by Martin Yale and delivered to Chase;

(f) The Patent Security Agreement, dated as of the date hereof, executed by Martin Yale in favor of Chase, shall have been executed by Martin Yale and delivered to Chase;

(g) Chase shall have received a Certificate of Existence for the Borrower and each Guarantor issued by the Secretary of State of its jurisdiction of organization not more than thirty (30) days prior to the Execution Date;

(h) Chase shall have received copies, certified as of the Execution Date, of such corporate documents or resolutions of the Borrower and each Guarantor as Chase may request evidencing necessary corporate action by the Borrower and each Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto as Chase may request;

(i) Chase shall have obtained a UCC search certificate for the Borrower and each Guarantor issued by the Secretary of State of the jurisdiction where such Person is located (as such term is used in Article 9 of the UCC) not more than thirty (30) days prior to the Execution Date which certificates shall show the Administrative Agent having a first priority security interest in substantially all of the assets of each of the Borrower and the Guarantors subject only to Liens permitted by the Credit Agreement; and

(j) Chase shall have received a fully executed copy of the Asset Purchase Agreement by and between Martin Yale Industries, Inc., Martin Yale Industries, LLC and joined in by the Borrower, as the Shareholder (as defined therein), dated as of the date hereof, including all exhibits and schedules thereto, in form and substance acceptable to Lender.

7. Further Agreements and Acknowledgements. The Borrower and each Guarantor each hereby further agree and acknowledge that the Borrower shall reimburse Chase for or pay, within ten (10) days of the date of their receipt of billing from Chase, the reasonable fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to the Lender, the Issuing Bank and the Administrative Agent, for the preparation and closing of this Amendment.

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8. Consent and Representations of Guarantors. (a) Each Guarantor, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Borrower, Chase (as a Lender and Issuing Bank) and the Administrative Agent of this Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of its obligations under its respective Unlimited Continuing Guaranty, dated as of April 30, 2009, in favor of the Administrative Agent for the benefit of each of the Lenders and the Administrative Agent (each a “Guaranty”) or provide a defense, set-off or counterclaim to it with respect to any of its obligations under its Guaranty or any other Loan Documents. Each Guarantor affirms to Chase and the Administrative Agent that its Guaranty is in full force and effect, is a valid and binding obligation, and continues to guaranty payment of and secure and support the Secured Obligations, now existing or hereafter arising.

(b) The request for and the grant of the confirmations, consents and waivers given herein shall not establish a course of conduct or dealing between Chase and the Guarantors and shall not impose any obligation on Chase to consult with, notify or obtain the consent of the Guarantors in the future if the financial accommodations provided by the Lenders to Borrower should be revised, amended or increased.

9. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

10. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and shall not be affected by any investigation made by any person. Except as expressly provided otherwise in this Amendment, the Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

11. Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ Thomas W. Harrison
Name: Thomas W. Harrison
Title: Senior Vice President / Authorized Officer

[Signature Page to Second Amendment to First Amended and Restated Credit Agreement]

BORROWER:

ESCALADE, INCORPORATED

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

OTHER LOAN PARTIES:

BEAR ARCHERY, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

EIM COMPANY, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

ESCALADE INSURANCE, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

ESCALADE SPORTS PLAYGROUND, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

HARVARD SPORTS, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

MARTIN YALE INDUSTRIES, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

[Signature Page to Second Amendment to First Amended and Restated Credit Agreement]

OLYMPIA BUSINESS SYSTEMS, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

SOP SERVICES, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

U.S. WEIGHT, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

INDIAN INDUSTRIES, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: Treasurer

[Signature Page to Second Amendment to First Amended and Restated Credit Agreement]